EXHIBIT INDEX

2.             Opinion of counsel

6.             Actuarial opinion of Mark Gorham

7.(a)          Written actuarial consent of Mark Gorham

7.(b)          Written auditor consent of Ernst & Young LLP

7.(c) Power of Attorney to sign amendments to this Registration Statement dated April 25, 2001